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Exhibit 21.1

3COM CORPORATION SUBSIDIARIES

3Com (Austria) GesmbH (Austria)
3Com (Schweiz) A.G. (Switzerland)
3Com (Thailand) Co. Ltd. (Thailand)
3Com (U.K.) Limited (United Kingdom)
3Com Asia Limited (Hong Kong)
3Com Asia Networking Investment Ltd. (Cayman Islands)
3Com Asia Pacific Rim PTE Limited (Singapore)
3Com Australia Pty. Ltd. (Australia)
3Com Benelux B.V. (The Netherlands)
3Com Bilgisayer Ticaret A.S. (Turkey)
3Com Bulgaria EOOD (Bulgaria)
3Com Canada Inc. (Toronto)
3Com Capital Corporation (California, U.S.A.)
3Com China Holdings Ltd. (Cayman Islands)
3Com China WOFE Holdings Ltd. (Cayman Islands)
3Com Costa Rica S.A. (Costa Rica)
3Com de Chile S.A. (Chile)
3Com de Mexico, S.A. de C.V. (Mexico)
3Com Denmark AS (Denmark)
3Com do Brasil Servicos Ltda. (Brazil)
3Com Europe Limited (United Kingdom)
3Com GmbH (Germany)
3Com Holdings Limited (Cayman Islands)
3Com Holdings SAS (France)
3Com Hungary Kft (Hungary)
3Com Iberia S.A. (Spain)
3Com IFSC (Ireland)
3Com India Pte. Ltd. (India)
3Com International (New Zealand) Limited (New Zealand).
3Com International, Inc. (Delaware, U.S.A.)
3Com Ireland Ltd. (Ireland)
3Com Ireland Technologies Limited (Cayman Islands)
3Com Israel Limited (Israel)
3Com Italia S.p.A. (Italy)
3Com Japan K.K. (Japan)
3Com Korea Limited (Korea)
3Com Nordic AB (Sweden)
3Com Pension Scheme (1996) Trustees Limited (United Kingdom)
3Com Philippines Inc. (Philippines)
3Com Polska sp. z.o.o. (Poland)
3Com S.A.S. (France)
3Com Slovakia spol. s.r.o. (Slovakia)
3Com South Asia PTE. Ltd. (Singapore)
3Com Technologies (Cayman Islands)
3Com U.K. Holdings Limited (United Kingdom)
3Com Ventures, Inc. (Delaware, U.S.A.)
Chipcom International, Inc. (Delaware, U.S.A.)
Chipcom KK Ltd. (Japan)
CommWorks Carrier Systems Corporation (Delaware, U.S.A.)
Computer Telephone Integration Systems, Inc. (Delaware, U.S.A.)
Lansource Technologies Company (Canada)
Lanworks Holdings, Inc. (Delaware, U.S.A)
Lanworks Technologies Inc.(Canada)
OOO 3Kom (Russia)
Sacramento Closing Corporation (California, U.S.A)
Three C Morocco SARL (Morocco)
U.S. Robotics Holdings Europe B.V. (Netherlands)

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3COM CORPORATION SUBSIDIARIES